Exhibit 10.9

Investment Amendment #2 (TIER 2020) Agreement Number: 202100733

THIS INVESTMENT AGREEMENT AMENDMENT (THE “AMENDMENT”) DATED EFFECTIVE
THE 7TH DAY OF FEBRUARY 2023, (THE “EFFECTIVE DATE”) BETWEEN:

ALBERTA INNOVATES

A Provincial research and innovation corporation

established pursuant to Section 6.1(3) of the Alberta

Research and Innovation Act

- and -

ADVEN INDUSTRIES INC.

A Corporation incorporated under the laws of

the Province of Alberta

(“Applicant”)

BACKGROUND

1.	Alberta Innovates and the Applicant signed an Investment Agreement under the TIER 2020 program titled “Construction of 300T/year Commercial Demonstration ASAC Plant,” and dated the 1st day of April 2020 (the “Original Agreement”);

2.	The Original Agreement was amended by way of an Investment Amendment dated effective the 1st day of June 2021 (“Amendment #1”);

3.	The Original Agreement, together with Amendment #1, are collectively referred to in this Amendment as the “Agreement”

4.	The Parties have agreed to further amend the Agreement on the terms set out in this Amendment.

NOW THEREFORE, FOR GOOD AND VALID CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.	The Agreement is hereby further amended:

(a)	by extending the Project Completion Date from December 31, 2022, to December 31, 2023;

(b)	by deleting Schedule D - Milestone, Reporting and Payment Schedule in its entirety and replacing it with the revised Schedule D attached to reflect the amendments referenced in this Section.

2.	The Applicant acknowledges that no additional Investment is guaranteed or expected past the Term and that nothing in this Amendment shall be construed as an obligation of any kind on Alberta Innovates to fund the Applicant past the Term.

3.	This Amendment shall be incorporated into and form part of the Agreement as of the Effective Date.

4.	Except as amended by this Amendment, all terms and conditions of the Agreement remain in full force and effect, unamended.

5.	Capitalized terms used but not defined in this Amendment have the meaning given to them in the Agreement.

6.	This Amendment may be executed in any number of counterparts and delivered electronically in portable document format.

Agreement Number: 202100733	Page 1 of 4	January 2023

Investment Amendment #2 (TIER 2020)

ALBERTA INNOVATES

/s/ Barry McNabb
Per: Barry McNabb
Vice President, Finance
/s/ Laura Kilcrease
Per: Laura Kilcrease
CEO

[THIS SPACE LEFT INTENTIONALLY BLANK]

Agreement Number: 202100733	Page 2 of 4	January 2023

Investment Amendment #2 (TIER 2020)

Applicant Notice Addresses:

*	Please complete only if there have been any changes since the Original Agreement, or most recent Amendment, had been signed.

For Project Matters:

Name:
Address:
Phone:
Email:

For Agreement Matters:

Name:
Address:
Phone:
Email:

CONSENT AND ACKNOWLEDGEMENT TO BE BOUND TO THE INVESTMENT AGREEMENT BY THE APPLICANT:

The undersigned agrees to be bound by this Investment Agreement.

ADVEN INDUSTRIES INC.

Per: (printed name):	Yanguang Yuan
Position:	CEO

I have authority to bind the Applicant.

[THIS SPACE LEFT INTENTIONALLY BLANK]

Agreement Number: 202100733	Page 3 of 4	January 2023

Investment Amendment #2 (TIER 2020)

SCHEDULE B

MILESTONE, REPORTING, AND PAYMENT SCHEDULE (MRP)

AS ATTACHED

Agreement Number: 202100733	Page 4 of 4	January 2023

SCHEDULE B - MILESTONE REPORTING AND PAYMENT SCHEDULE (MRP)

Payment Due Upon Agreement Execution:	$2,000,000.00

Milestone Number	Milestone Start Date*	Milestone End Date**	Applicant Cash Contribution	Applicant In-Kind Contribution	Total Applicant Contribution	Alberta Innovates Contribution	Total Value of Milestone	Progress / Final Report Due Date***	Expected Payment Date by AI****
1	01/04/2020	01/06/2021	$348,000.00	$0.00	$348,000.00	$0.00	$348,000.00	01/07/2021

Description: Title: Plant Design, Land Lease & Facility Acquisition & Feedstock Agreement(s) Research and finalize the first-level process design. Research, negotiate and finalize technical specifications and purchase of major equipment Study and finalize detailed engineering design for major process steps and material transfer between them: feedstock mixing, treatment of exhaust from carbonization, washing and treatment of wastewater, drying and packaging. Finalize plant site lease selection Sign - Secure Agreement with Feedstock Provider

2	01/06/2021	31/10/2021	$1,277,427.00	$0.00	$1,277,427.00	$350,000.00	$1,627,427.00	30/11/2021	14/01/2022

Description: Facility Construction Office ready for employees to move in; Floor, water, electricity and other supporting structures ready for accepting equipment; Storage tanks ready for receiving the first feedstock delivery; Employees are recruited and properly trained. This is a continuing process throughout the project, esp. before the plant is fully operational. Primary equipment tested and tuned for operation as designed/expected before they are shipped out of the factories.

3	01/04/2021	30/11/2021	$4,471,059.00	$0.00	$4,471,059.00	$750,000.00	$5,221,059.00	30/12/2021	13/02/2022

Description: Equipment Procurement POs issued and active vendor management till FAT (factory acceptance testing) completed - overseas equipment. Equipment shipped and >60% of PO value paid to vendors. Study and finalize local vendor options. To secure local suppliers for portion of the total equipment cost (Goal 30-50%). Examples include storage tanks, vessels, bins, pumps, conveyors, electrical, HVAC etc.

4	01/11/2021	31/01/2023	$344,611.00	$0.00	$344,611.00	$325,000.00	$669,611.00	02/03/2023	16/03/2023

Description: Progress Report on activities since last milestone report.

5	01/02/2023	31/12/2023	$3,642,238.00	$283,000.00	$3,925,238.00	$0.00	$3,925,238.00	30/01/2024

Description: Plant Commissioning The production line is properly installed and ready for production commissioning. The production line is ready to start operations. Plant Operations First Production - meet quality and quantity requirements and validate with end users. Confirm end user committed PO contracts. Batch samples from the production plant to be sent to LOI partners for their final validation before the PO is signed. Plant Operations De bottle neck & optimize process. Deliverables as described in Schedule C work plan Ensure product consistency Identify process optimization opportunities and debottleneck Optimize ASAC output yield Establish a high production line reliability (goal of 95% uptime) Deliver all ASAC product to customers, meeting their volume, quality and schedule requirements Firm confirmation of longer term POs and customer contracts are signed with end users.

		Totals:	$10,083,335.00	$283,000.00	$10,366,335.00	$3,425,000.00	$13,791,335.00
Percent from AI:	24.83%	Percent from Applicant:	75.17%

202100733 - Update PDF Schedule for AdvEn Industries Inc.	Page 1 of 2

*	The start date of the first Milestone will constitute the Project Start Date, and must be within the same or a future April 1 – March 31 fiscal year as the Effective Date on the Investment Agreement.
**	Please order Milestones by Completion Date and ensure there are no date gaps between any Milestone End Date and the next Milestone Start Date. Completion Dates must be at least 30 days apart. Milestones may overlap, but Alberta Innovates will not review more than one report or issue more than one payment per calendar month.
***	No Report Due Date may be before the Effective Date. In addition, no Report Due Date may be between March 16th and March 31st of any year. This is required to enable Alberta Innovates to meet its fiscal year-end deadlines for issuing payments.
****	Contingent on our review and approval of the related report, which may be delayed if AI requires additional information from the Applicant, or if sections of the report are incomplete.

202100733 - Update PDF Schedule for AdvEn Industries Inc.	Page 2 of 2